INSERT A

Schedule A to Advisory Agreement



Fund                                                     Annual Investment
                                                         Advisory Fee(as a
                                                       percentage of average
                                                         daily net assets)

PL Portfolio Optimization
Conservative                                                    0.00%

PL Portfolio Optimization
Moderate-Conservative                                           0.00%

PL Portfolio Optimization
Moderate                                                        0.00%

PL Portfolio Optimization
Moderate-Aggressive                                             0.00%

PL Portfolio Optimization
Aggressive                                                      0.00%

PL Money Market Fund                                       0.40% of the first
                                                              $250 million
                                                           0.35% of the next
                                                              $250 million
                                                           0.30% on excess

PL Main Street(r) Core Fund                                     0.65%

PL Emerging Markets Fund                                        1.00%

PL International Value Fund                                     0.85%

PL Short Duration Bond Fund                                     0.60%

PL Floating Rate Loan Fund                                      0.75%

PL Growth LT Fund                                               0.75%

PL Mid-Cap Equity Fund                                          0.85%
(formerly called Mid-Cap Value)

PL Large-Cap Growth Fund                                        0.95%

PL International Large-Cap Fund                                 1.05%

PL Small-Cap Growth Fund                                        1.00%

PL Small-Cap Value Fund                                         0.95%

PL Managed Bond Fund                                            0.60%

PL Inflation Managed Fund                                       0.60%

PL Large-Cap Value Fund                                         0.85%

PL Comstock Fund                                                0.95%

PL Mid-Cap Growth Fund                                          0.90%

PL Real Estate Fund                                             0.90%

Effective July 1, 2008


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IN WITNESS WHEREOF, the parties hereto have caused this Schedule to be executed by their officers designated below on the date written above.



PACIFIC LIFE FUNDS

By: /s/ Mary Ann Brown
Name: Mary Ann Brown
Title: President



PACIFIC LIFE FUND ADVISORS LLC

By: /s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: VP, Fund Advisor Operations

By: /s/ Laurene E. MacElwee
Name: Laurene E. MacElwee
Title: AVP, Fund Advisor
Compliance & Assistant Secretary